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                                                                    Exhibit 99.1


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                                  PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Lissa A. Goldenstein, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Argonaut Technologies, Inc. on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents in all material respects the financial condition and results of operations of Argonaut Technologies, Inc.


                              By: /s/ LISSA A. GOLDENSTEIN
                              Name: Lissa A. Goldenstein
                              Title: President, Chief Executive Officer


I, David J. Foster, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Argonaut Technologies, Inc. on Form 10-Q for the quarterly period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents in all material respects the financial condition and results of operations of Argonaut Technologies, Inc.


                              By: /s/ DAVID J. FOSTER
                              Name: David J. Foster
                              Title: Sr. Vice President, Chief Financial Officer